EXHIBIT 10

                                                          RECEIVED
                                                         FEB 11 2000
                                                         BY: RE from
                                                             -------------------
                                                             Corporate Law Group

                                  OFFICE LEASE

                                     Between

                                  DE RITZ, LLC,
                     a California limited liability company

                                     Lessor

                                       And

                            ANTS SOFTWARE.COM, INC.,
                            a California corporation

                                     Lessee

                               Suites 200 and 240

             1528 South El Camino Real, San Mateo, California 94402

                          Dated as of December 14, 1999

                             SUMMARY OF LEASE TERMS

      The following Summary of Lease Terms is for convenience of reference only and is not a part of the Lease to which it is attached.

Lessor:                   DE RITZ, LLC, a California limited liability company

Lessee:                   ANTS SOFTWARE.COM, INC., a California corporation

Premises:                 1528 South El Camino Real, San Mateo, California,
                          Suites 200 and 240

Floor Area:               Approximately 13,340 usable and 15,341 rentable,
                          square feet

Rentable Area
 of the Building:         Approximately 55,000 square feet

Lessee's Percentage
 Share:                   27.9%

Initial Term:             Five (5) years commencing upon Substantial Completion,
                          estimated to be February 28, 2000 although may occur sooner

Security
Deposit: Four (4) months' rent; provided, however, will be increased to six (6) months' rent if Lessee's monthly bank statement indicates average balance of less than $2 million.

Date Rent
Commences:                On the Commencement Date

Initial Base
Monthly Rent:             $3.25/sq.ft.

Rent
Adjustments:              3% increase in years 2, 3, 4 and 5 of initial term and
                          of extended term, if applicable

Utilities:                Nor included in Rent.

Insurance:                Lessee to maintain $2,000,000 commercial general
                          liability policy.

TI Allowance:             Lessor will contribute up to $20.00 per rentable
                          square foot for construction by Lessor of Tenant
                          Improvements.

                                TABLE OF CONTENTS

                                                                            Page

1.  PREMISES .............................................................    1

2.  COMMON AREAS/DIRECT EXPENSES .........................................    1

3.  TERM OF LEASE ........................................................    4

4.  RENT .................................................................    4

5.  RENT ADJUSTMENT ......................................................    4

    a. Definitions .......................................................    4

    b. Calculation of Rent ...............................................    4

6.  PERSONAL PROPERTY OF LESSEE ..........................................    5

7.  SECURITY DEPOSIT .....................................................    5

8.  USE OF PREMISES ......................................................    5

    a. Limitations on Use ................................................    5

    b. Conflict With Regulations .........................................    5

    c. Compliance With Laws ..............................................    5

9.  UTILITIES AND SERVICE ................................................    5

    a. Utilities Provided ................................................    6

    b. Heat and Air Conditioning .........................................    6

    c. Telephone; Telecommunication Services .............................    6

    d. Limitation of Lessor Liability ....................................    6



10. LESSEES MAINTENANCE OBLIGATIONS, ALTERATIONS .........................    6

    b. Alterations by Lessee .............................................    6

    c. No Liens ..........................................................    7

    d. Surrender at End of Term ..........................................    7

11. LESSORS MAINTENANCE OBLIGATIONS ......................................    7

12. INSURANCE AND INDEMNIFICATION ........................................    8

    a. Lessee's Insurance ................................................    8

    b. Lessor's Insurance ................................................    9

    c. Waiver of Subrogation .............................................    9

    d. Indemnification ...................................................    9

    e. Exemption of Lessor from Liability ................................    9

13. DAMAGE AND DESTRUCTION ...............................................   10

    a. Damage From Insured Cause .........................................   10

    b. Uninsured Cause ...................................................   10

    c. Destruction During Last Year of Term ..............................   11

    d. Rent Abatement ....................................................   11

    e. Restriction on Termination ........................................   11

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

14. CONDEMNATION .........................................................   12

    a. Definitions .......................................................   12

    b. Total Taking ......................................................   12

    c. Partial Taking ....................................................   12

    d. Temporary Taking ..................................................   13

15. DEFAULT ..............................................................   13

    a. Lessee Default ....................................................   13

    b. Lessor Default ....................................................   14

16. REMEDIES .............................................................   14

    a. Section 1951.4 Remedy .............................................   15

    b. Application of Rent ...............................................   15

    c. Excess Rent .......................................................   15

    d. Termination .......................................................   15

    e. Recovery Upon Termination .........................................   15

    f. Appointment of Receiver ...........................................   16

    g. Lessor's Right to Cure ............................................   16

17. INTEREST ON OVER DUE RENT ............................................   16

18. LATE PAYMENT CHARGE ..................................................   16

19. TRANSFER OF INTEREST .................................................   16

    a. Transfer by Lessee ................................................   17

    b. Transfer by Lessor ................................................   17

    c. Rights of Lessor ..................................................   17

    d. Conditions Applicable to Subletting ...............................   17

20. SUBORDINATION ........................................................   17

21. HAZARDOUS MATERIALS ..................................................   18

22. SIGNS AND WINDOW COVERINGS ...........................................   18

23. MECHANICS LIENS ......................................................   18

24. ENTRY ................................................................   19

25. BUILDING AND PARKING RULES ...........................................   19

    a. Building Rules ....................................................   19

    b. Parking ...........................................................   19

    c. Relocation of Parking Area ........................................   19

26. ESTOPPEL CERTIFICATE .................................................   19

27. COMPLIANCE WITH THE AMERICANS WITH DISABILITIES
     ACT OF 1990 ("ADA") .................................................   20

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page

28. HOLDING OVER ........................................................   20

29. TENANT IMPROVEMENTS .................................................   20

30. GENERAL PROVISIONS ..................................................   20

    a. Attorney's Fees ..................................................   20

    b. Captions .........................................................   21

    c. Notices ..........................................................   21

    d. Binding Effect ...................................................   21

    e. Amendment ........................................................   21

    f. Lessor's Liability ...............................................   21

    g. Rent Defined .....................................................   22

    h. Termination - Effect on Subleases ................................   22

    i. Joint and Several Liability ......................................   22

    j. Waiver ...........................................................   22

    k. Quiet Enjoyment ..................................................   22

    l. Auctions .........................................................   22

EXHIBITS ................................................................   22

                            PROFESSIONAL OFFICE LEASE

THIS OFFICE LEASE (the "Lease") is dated for reference purposes 12/14, 1999 and is entered into by and between DE RITZ, LLC, a California limited liability company, ("Lessor") and ANTS SOFTWARE.COM, INC., a California corporation, (collectively, "Lessee") with respect to the following facts:

A Lessor owns that certain building commonly referred to as 1528 South El Camino Real, San Mateo, California.

B Lessor wishes to lease to Lessee and Lessee wishes to lease Suites 200 and 240 of such building consisting of approximately 15,341 rentable square feet of the Property.

      NOW, THEREFORE, Lessor and Lessee agree as follows:

1. PREMISES. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor those certain suites (the "Premises") commonly known as Suites 200 and 240 of the building located 1528 South El Camino Real, San Mateo, California. As used in this Lease, the term "building" means the entire building located at 1528 South El Camino Real, San Mateo, California and the term "property" means the building and its associated parking spaces and grounds. Exhibit "A" shows the location of the Premises. Within five (5) days of the Commencement Date, Lessee may deliver to Lessor a written request for re-measurement of the rentable square footage within the Premises. Within ten (10) days after receiving such request, Lessor shall, at Lessor's cost, cause Lessor's architect to re-measure the rentable square footage of the Premises pursuant to BOMA standards. Lessor shall give Lessee at least forty-eight (48) hours written notice of the scheduled time for such re-measurement so that Lessee may be present if Lessee so desires. If rentable square feet within the Premises upon re-measurement varies from that stated in the recitals to the Lease, Base Monthly Rent and Lessee's Percentage Share shall be adjusted accordingly. Lessor reserves the right to re-measure rentable square footage within the Building pursuant to BOMA Standards. If rentable square footage within the Building upon re-measurement varies from that stated in the recitals to the Lease, Lessee's Percentage Share shall be adjusted accordingly.

2. COMMON AREAS/DIRECT EXPENSES.

            a. Lessee shall have the right to utilize those portions of the building outside the Premises but within the building which are provided and designated by Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the building and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, parking areas to the extent not otherwise prohibited by this Lease, trash areas, roadways, sidewalks, walkways and landscaped areas. Lessor has the right in Lessor's sole discretion to make changes to the Building interior and exterior and common areas, to close common areas temporarily for maintenance purposes, to use the common areas while engaged in making additional improvements, repairs or alterations to the building or any portion thereof and to do and perform such other acts and make such other changes in, to or with respect to the common areas as Lessor may, in the exercise of its business judgment deem to be appropriate, provided that no such alterations shall materially reduce access to or visibility of the Premises. Notwithstanding the foregoing, Lessee shall have no right of access to any telephone closet within any portion of the Building except in compliance with rules and regulations from time to time established by Lessor.

            b. In addition to ease Monthly Rent, Lessee shall pay Lessee's Percentage Share of Direct Expenses (defined hereinafter) paid or incurred by Lessor during the calendar year. Lessor may, at or after the start of any calendar year, notify Lessee of the amount which Lessor reasonably estimates will be the monthly portion of Lessee's Percentage Share of Direct Expenses for such calendar year, and the amount thereof shall be added to the Base Monthly Rent payments required to be made by Lessee in such year. A Statement (the "Statement") of the actual Direct Expenses payable by Lessee for each calendar year shall be given to Lessee within a reasonable period of time after the end of each calendar year. If Lessee's Percentage Share of any actual Direct Expenses as shown on such Statement is greater or less than the total amounts actually paid by Lessee during the year covered by such Statement, then within thirty (30) days thereafter, Lessee shall pay in cash any sums owed Lessor or, if applicable, Lessee shall receive a credit against any rent next accruing and owed by Lessee. If this Lease expires or is terminated on a day other than the last day of a calendar year, the amount of Direct Expenses payable by Lessee during the year in which the Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which the Lease expires or is terminated bears to three hundred sixty-five (365). Following expiration of the calendar year in which the Lease expired or was terminated, Lessor shall give a final Statement to Lessee for such calendar year. If Lessee's share of any actual Direct Expenses as shown on the final Statement is greater or less than the total amounts of Direct Expenses actually paid by Lessee during the year covered by the final Statement, then within thirty (30) days thereafter the appropriate party shall pay to the other party any sums owed. During the one-year period following receipt by Lessee of a Statement, Lessee, at Lessee's expense, may audit Lessor's books and records relating to the information set forth in such Statement.

            c. Direct Expenses. "Direct Expenses" as used herein shall include all costs, charges and expenses incurred in the course of ownership, management, operation, repair and maintenance of the building and the property, including, without limitation:

                  (1) Wages, salaries and other compensation and benefits, as well as any adjustment thereto, for employees independent contractors and agents of Lessor.

                  (2) Costs of service, maintenance and inspection contracts for landscaping, window cleaning, rubbish removal, exterminating, elevator, plumbing, electrical and mechanical equipment and the costs of purchasing or renting mechanical equipment, supplies, tools, materials and uniforms.

                  (3) Premiums and other charges for insurance, including, without limitation, all risk, earthquake, public liability, property damage and workers' compensation insurance, and such other insurance coverage in such amounts as Lessor, in its sole discretion, shall elect to maintain.

                  (4) Costs of electricity, water, gas, steam, water and sewer charges, garbage and waste disposal and other utility services.

                  (5) License, permit and inspection fees, other than those attributable to premises of other lessees.

                  (6) Attorneys', accountants' and consultants' fees, other than those attributable to enforcing the terms of leases.

                  (7) Fees for management services, whether provided by an independent management company, Lessor, or an affiliate of Lessor, not to exceed the then prevailing rate charged from time to time by companies engaged in managing comparables properties.

                  (8) The costs of any capital improvements, equipment or devices installed or paid for by Lessor in order (i) to conform with any change in laws, rules, regulations or requirements (that are not applicable to the Building as of the date of this Lease) of any governmental or quasi-governmental authority having jurisdiction or of the board of fire underwriters or similar insurance body, or (ii) or to comply with any change in the Americans with Disabilities Act and the rules, regulations, orders and requirements promulgated thereunder, or (iii) to effect a labor saving, energy saving or other economy, amortized over the useful life of such capital improvement, equipment or device (as determined by Lessor), as well as interest on the unamortized balance at the Prime Rate (as defined below) on the date the costs are incurred or such higher rate as may have been paid by Lessor on borrowed funds.

                  (9) The costs of (i) carpeting and wall coverings in the Common Areas, and (iii) other furnishings in Common Areas which, as a result of normal use, require periodic replacement.

                  (10) Depreciation or amortization of the costs of personal property, fixtures, materials, tools, supplies and equipment purchased by Lessor to enable Lessor to supply services which Lessor might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services.

                  (11) Taxes paid or incurred by Lessor. "Taxes" as used herein shall include all taxes, assessments and charges (including costs and expenses of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied upon or with respect to the building, property or Lessor's interest in the building or property, without limitation all real property taxes and general and special assessments, charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the building or property; service payments in lieu of taxes; and any tax, fee or excise on the use or occupancy of the building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the building, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Notwithstanding the preceding, any special assessments imposed with respect to new improvements constructed by governmental authority and having a useful life of three (3) years or more shall be amortized over the useful life of such improvements.

            "Prime Rate" shall mean the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

            Except as specifically provided for above, Direct Expenses shall not include expenses deemed to be of a capital nature, including, without limitation, capital improvements and replacements, capital repairs, capital equipment and capital tools, under generally accepted accounting principles.

3. TERM OF LEASE. The term of this Lease (the "Term") shall begin on the "Substantial Completion Date" (as defined in the Work Letter attached as Exhibit "A") (the "Commencement Date") and shall end five (5) years thereafter (the "Expiration Date") In the event that Substantial Completion has not occurred within sixty (60) days of the estimated substantial completion date set forth in the Summary of Lease Terms, then Lessee, at Lessee's option, may terminate this Lease.

4. RENT. The term "rent" as used herein shall mean the aggregate of the Base Monthly Rent and all other sums due to Lessor or to any third party pursuant to any provision of this Lease. Base Monthly Rent shall be due and payable in the amount of Forty-Nine Thousand Eight Hundred Fifty-Eight 25/100 Dollars ($49,858.25) per month (calculated at the rate of approximately $3.25 per square foot of the estimated rentable area of 15,341 square feet in the Premises). The Base Monthly Rent shall be due on the first (1st) day of each month of the Term without notice, demand or right of offset. Rental payments shall be mailed or paid in person by Lessee at the address designated by Lessor from time to time and shall be delinquent if not received by Lessor on the due date.

RENT ADJUSTMENT

            a. Definitions "Adjustment Date" shall be each anniversary of the Rent Commencement Date during the initial term and any extended term or renewal period, if applicable.

            b. Calculation of Rent. Effective on each Adjustment Date during the Term of the Lease, the Base Monthly Rent immediately preceding the Adjustment Date in question shall be increased by three percent (3%).

6. PERSONAL PROPERTY OF LESSEE. Lessee shall pay prior to delinquency any property taxes attributable to Lessee's personal property, trade fixtures, equipment.

7. SECURITY DEPOSIT. Prior to Lessee's occupancy of the Premises, Lessee shall pay to Lessor a sum equal to four (4) months' rent as security for, and to be returned to Lessee only after, the full, prompt and faithful performance by Lessee of all of the terms, covenants, and conditions herein provided to be kept and observed by Lessee; provided. however, that the security deposit shall be increased to a sum equal to six (6) months if at any time during the term of the Lease the average balance in Lessee's bank account for any month is less than $2 million. Prior to occupancy and within ten (10) days after each calendar month during the term of this Lease, Lessee shall deliver to Lessor a copy of Lessee's bank statement for the preceding month. If, from time to time during the term of the Lease, the Security Deposit is increased to six months' rent and the average balance in Lessee's bank account subsequently exceeds $2 million, the excess security deposit shall be applied to rent next falling due. Lessor may pursue any remedy or combination of remedies under this Lease without first resorting to or exhausting the security or any of it. In the event of the failure of Lessee to keep and perform any of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee, then Lessor at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Lessor for all loss or damage sustained or suffered by Lessor due to such breach on the part of Lessee. The entire deposit, or any portion thereof, may be appropriated and applied by Lessor for the payment of overdue rent or other sums due and payable to Lessor by Lessee hereunder, and Lessee shall, upon the written demand of Lessor, thereafter forthwith remit to Lessor a sufficient sum in cash to restore said security to the original sum deposited, and Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.

8. USE OF PREMISES.

            a. Limitations on Use. The Premises shall be used solely for general office use and for no other purpose without the prior written consent of Lessor.

            b. Conflict With Regulations. Lessee shall not allow the Premises to be used in any way which would affect the fire or other insurance upon the building, or which conflicts with arty law or regulation affecting the building, including the use and disposal of hazardous, toxic or infectious waste material, or which obstructs or interferes with the rights of other tenants of the building.

            c. Compliance With Laws. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law" which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating Bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to Lessee's use of the Premises (include but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use of any Hazardous Substances).

9. UTILITIES AND SERVICE

            a. Utilities Provided. Lessor shall provide water, gas and electricity to the Premises at all hours.

            b. Heat and Air Conditioning. Lessor shall furnish heat and air conditioning service to the Premises during reasonable hours, and shall consult with Lessee and other tenants from time to time to determine the most appropriate hours for heating and air conditioning service. Lessor reserves the right to adopt special charges for Lessee in the event Lessee requires heating and air conditioning service during other than normal business hours established by Lessor.

            c. Telephone; Telecommunication Services. Lessor's sole obligation with respect to the provisions of telephone or telecommunication services shall be to provide an interface with the telephone network at the demarcation point supplied by the local public utility and cable pairs in an amount consistent with the engineering standards to which the Building was designed.

            d. Limitation of Lessor Liability. Lessor shall not be liable (and Lessee shall not be entitled to any abatement of rent) for any failure to furnish any of the foregoing utilities or services when the failure is for a period of forty-eight hours or less or is caused by any cause beyond the reasonable control of Lessor.

10. LESSEE'S MAINTENANCE OBLIGATIONS; ALTERATIONS

            a. Maintenance/Repair of Premises. Lessee shall, at Lessee's sole expense, maintain and repair the Premises including the portions of the HVAC, electrical, plumbing and other building systems installed in the Premises as Tenant Improvements, including without limitation, the heat pump of the HVAC System. Lessee shall maintain during the term of the Lease a quarterly HVAC maintenance contract on the HVAC serving the Premises. Lessee agrees to surrender the Premises on the Expiration Date or upon the earlier termination of this Lease in the same condition as it was received, free of dirt and debris and in good operating condition and repair, ordinary wear and tear excepted. Lessee's maintenance and repair obligation shall include the obligation to maintain and repair all the wire between the distribution terminal on the floor where the Premises are located and the telephone jack(s) in the Premises (such wire is hereafter referred to as "Network Terminating Wire") and all telephone or telecommunication wiring (including jacks) located within the Premises (hereafter referred to as "Inside Wire").

            b. Alterations by Lessee. Subject to Paragraph 22 regarding signs and window coverings, Lessee shall not alter, repair, or change the Premises, except nonstructural changes costing less than $3,000.00 each without the written consent of Lessor, which consent shall not be unreasonably withheld. Unless otherwise provided by written agreement, any alterations, improvements and changes requiring Lessor's consent shall be done directly by or under the direction of Lessor, but at the cost of Lessee. Any alterations, improvements and changes made after Lessee opened for business shall be the property of Lessor upon the surrender of the Premises unless Lessor requests Lessee to remove such alterations, improvements and changes, in which case, Lessee shall cause such removal and shall repair at Lessee's expense any damage caused by such removal.

            c. No liens. Lessee shall pay when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor so requires, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

            d. Surrender at End of Term. Upon the expiration or any sooner termination of this Lease, Lessee shall remove or cause to be removed at its expense all of Lessee's personal property, and, if Lessor so requires, (i) all telephone, data processing, audio and video, security and electrical (other than electrical wiring terminating at or connected to Building standard outlets) cables, wires, lines, duct work, sensors, switching equipment, control boxes and related improvements and (ii) any and all alterations, additions, fixtures and improvements made in or upon the Premises or in any utility or telephone closets after Lessee opened for business by or for Lessee, unless Lessor, at the time of its approval of such work in accordance with paragraph 10.b. shall have expressly waived such requirement in writing. Lessee shall repair at its expense all damage to the Premises and the Building caused by the removal of any of the items provided in this paragraph 10.d. Any property described in this paragraph 10.d not removed from the Premises by Lessee upon the expiration or sooner termination of this Lease shall, at Lessor's option, become the property of Lessor, or Lessor may remove or cause to be removed such property for Lessee's account, and Lessee shall reimburse Lessor for the cost of removal (including the cost of repairing any damage to the Premises or the Building caused by removal) and storage and a reasonable charge for Lessor's overhead, within ten
(10) days after Lessor gives Lessee a statement therefor. Lessee's obligations under this Paragraph 10.d shall survive the termination of this Lease.

11. LESSOR'S MAINTENANCE OBLIGATIONS. Lessor shall maintain and repair the structural portions of the building (including foundations, the exterior walls and roof) and the mechanical, electrical and plumbing systems of the building and the building common areas of the property in good and sanitary order and condition. If, however, Lessee or any of its agents, employees, contractors or invitees negligently or willfully cause any damage to the Premises, the building or the property which is not covered by insurance actually maintained or required to be maintained by Lessor hereunder, Lessor may arrange for the repair of all such damage, and Lessee shall reimburse Lessor for the cost of such repairs within ten (10) days after presentation of a copy of the repair bill. Lessor shall have no obligation to paint, repair or replace wall coverings, floor coverings or window coverings or to repair or replace any improvements within the interior of the Premises. Lessee hereby waives all right Lessee may have to make repairs at the expense of Lessor pursuant to Sections 1941 and 1942 of the Civil Code of the State of


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

shall restore the Premises, the building or the property to substantially the same condition as they were in immediately before destruction; provided, however:

                  (1) That if Lessor reasonably estimates the time required for restoration will exceed one hundred twenty (120) days from date building permits are obtained for such restoration of destruction, either party shall have the right to terminate the Lease upon thirty (30) days advance written notice given to the other within thirty (30) days after the giving of Lessor's Notice;

                  (2) That if the cost of restoration exceeds twenty percent (20%) of the then replacement value of the Premises, the building or the property destroyed, Lessor may elect to terminate this Lease by giving notice to Lessee within thirty (30) days after determining the restoration cost and replacement value; provided, however, that in the case of destruction to the Premises only, if Lessor elects to terminate this Lease then Lessee, within fifteen (15) days after receiving Lessor's notice to terminate, may elect to pay to Lessor, at the time Lessee notifies Lessor of its election, the difference between ten percent (10%) of the then replacement value of the Premises and the actual cost of restoration, in which case Lessor shall restore the Premises, Lessor's notice to terminate shall be ineffective, and Lessor shall give Lessee satisfactory evidence that all sums contributed by Lessee as provided in this paragraph have been expended by Lessor in paying the cost of restoration;

                  (3) That if existing laws do not permit restoration, either party may terminate this Lease immediately by giving written notice to the other party; and

                  (4) That Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, Lessee's trade fixtures, and Lessee's personal property, such excluded items being the sole responsibility of Lessee to restore.

            c. Destruction During Last Year of Term. If destruction to the Premises, building or property occurs during the last year of the Term, Lessor may terminate this Lease by giving notice to Lessee not more than thirty (30) days after the destruction.

            d. Rent Abatement. In the event the Premises, the building or the property are totally or partially destroyed, to the extent of proceeds or rental loss insurance maintained by Lessor, there shall be an abatement or reduction of rent between the date of destruction and the date of substantial completion of restoration, based on the extent to which the destruction interferes with Lessee's use of the Premises between the date of destruction and the date of substantial completion of restoration.

            e. Restriction on Termination. Neither party may terminate the Lease under this paragraph 13, after Lessor has substantially restored the Premises. Lessor and Lessee agree that the provisions of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease. Lessee hereby waives the right to terminate this Lease pursuant to the provisions of Section 1932 subdivision 2 and 1933 subdivision 4 of the Civil Code of the State of California and the provisions of any future statute to the extent inconsistent herewith.

14. CONDEMNATION

            a. Definitions

                  (1) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation, except compensation for Lessee's property and loss of business.

                  (2) "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  (3) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                  (4) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

            b. Total Taking. If the Premises, building or property is totally taken by condemnation, this Lease shall terminate on the date of taking. Any award shall be paid entirely to Lessor.

            c. Partial Taking

                  (1) Any award shall be paid entirely to Lessor.

                  (2) If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Lessee's continued use of the Premises. If Lessee elects to terminate this Lease, Lessee shall exercise its right to terminate by giving written notice to Lessor within thirty (30) days after the nature and the extent of the taking have been finally determined. Lessee also shall notify Lessor of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Lessee has notified Lessor of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not give written notice of termination within said thirty
(30) day period, this Lease shall continue in full force and effect, except that minimum Base Monthly Rent shall be reduced pursuant to paragraph 14.c.(7) below.

                  (3) If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Rent shall be reduced by an amount that is in the same ratio to Rent as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

                  (4) Each party waives the provisions of Code of Civil Procedure section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

                  (5) If, within thirty (30) days after the date that the nature and extent of the taking are finally determined, Lessor notifies Lessee that Lessor at its cost will add on to the remaining building so that the area and the approximate layout of the Premises will be substantially the same after the date of taking as they were before the date of taking, and Lessor commences the restoration immediately and thereafter diligently pursues such restoration to completion, this Lease shall continue in full force and effect without any reduction in Base Monthly Rent, except the abatement or reduction made pursuant to paragraph 14.c.(7) below.

                  (6) If there is a partial taking of the Premises and this Lease remains in full force and effect, Lessor shall, to the extent of net severance damages received, accomplish repairs which may be required. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

                  (7) Rent shall be abated or reduced during the period from the date of taking until the substantial completion of restoration, but all other obligations of Lessee under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with Lessee's use of the Premises.

            d. Temporary Taking. The taking of the Premises or any part of the Premises by military or other public authority shall constitute a temporary taking of the Premises by condemnation only when the use and occupancy by the taking authority continues no longer than twelve (12) months. During such a Temporary Taking, all the provisions of this Lease shall remain in full force and effect, and Lessee shall be entitled to any award.

      15. DEFAULT

            a. Lessee Default. The occurrence of any of the following shall constitute a default by Lessee:

                  (1) Failure to pay Base Monthly Rent or Additional Services Rent or an increase in the Security Deposit on or before the seventh (7th) day after notice of nonpayment;

                  (2) Failure to deliver to Lessor a copy of Lessee's bank statement as required by this Lease where such failure continues for five (5) days after written notice thereof;

                  (3) Assignment or subletting in violation of the provisions of this Lease;

                  (4) Failure to maintain the insurance which Lessee is required to maintain pursuant to the provisions of this Lease;

                  (5) Failure to deliver an estoppel certificate as required by this lease where such failure continues for ten (10) days after written notice thereof;

                  (6) Failure to observe or perform any obligation to subordinate Lessee's interest in the Lease where such failure continues for ten
(10) days after written notice thereof;

                  (7) Failure to observe or perform any obligation under this lease which endangers or threatens life or property where such failure continues for three business (3) days after written notice thereof:

                  (8) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; Lessee's becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

                  (9) Vacation or abandonment of the Premises, provided that the temporary interruption in Lessee's continuous use of the Premises shall not constitute a default hereunder if Lessee continues to pay amounts due hereunder as due; or

                  (10) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Lessee, unless such default cannot reasonably be cured within thirty (30) days, in which case Lessee shall not be in default of this Lease if and for as long as Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith pursues such cure to completion.

            b. Lessor Default. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this paragraph 15.b., a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

16. REMEDIES. Lessor shall have the following remedies upon the occurrence of a default by Lessee. Such remedies are cumulative and in addition to any remedies now or later allowed by law;

            a. Section 1951.4 Remedy. Upon Lessee's default and abandonment, Lessor shall have the remedy described in California Civil Code Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations). Upon such default and thereafter until Lessee cures all defaults, Lessor may enter the Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After such default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign its interest in this Lease or sublease the Premises, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

            b. Application of Rent. If Lessor elects to relet the Premises as provided in paragraph 16.a., rent which Lessor receives from reletting shall be applied to the payment of first, any indebtedness from Lessee to Lessor other than rent due from Lessee; second, all costs, including costs for maintenance incurred by Lessor in reletting; third, rent due and unpaid under this Lease.

            c. Excess Rent. After deducting the payments referred to in paragraph 16.b, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease. In no event shall Lessee be entitled to any excess rent received by Lessor. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including costs for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting as provided in paragraph 16.b.

            d. Termination. Upon Lessee's default, Lessor may by written notice terminate Lessee's right to possession of the Premises at any time. No act by Lessor other than Lessor giving written notice to Lessee shall terminate Lessee's right to possession of the Premises. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Lessor's initiative to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

            e. Recovery Upon Termination. On termination of Lessee's right of possession, Lessor shall have the right to recover from Lessee:

                  (1) the worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

                  (2) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

                  (3) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

                  (4) any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee's default.

                  (5) The phrase "the worth, at the time of the award," as used in subparagraphs 16.e. (1) and (2) shall be computed by allowing interest at the maximum rate an individual is permitted by law to charge. The phrase "the worth, at the time of the award," as used in subparagraph 16.e.(3) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

            f. Appointment of Receiver. Upon Lessee's default, Lessor shall have the right to have a receiver appointed to collect rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this Lease.

            g. Lessors Right to Cure. At any time after the occurrence of a default and until Lessee cures such default, Lessor may cure Lessee's default. If at any time, by reason of Lessee's default, Lessor pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum race an individual is permitted by law to charge from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee. The sum, together with interest thereon shall be additional rent.

17 INTEREST ON OVER DUE RENT. Rent not paid when due shall bear interest at the maximum interest rate an individual is permitted by law to charge from the fifth
(5th) day after the date when due until paid.

18 LATE PAYMENT CHARGE. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charge, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Lessee is not received by Lessor on or before the fifth (5th) day after the date when due, Lessee shall pay to Lessor an additional sum of six percent (6%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount, or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

19. TRANSFER OF INTEREST

            a. Transfer by Lessee. Lessee shall not pledge, hypothecate, assign or transfer this Lease or any interest therein, or sublet the Premises, including a sale of more than fifty percent (50%) of Lessee's stock, without Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall not be required to obtain Lessor's consent to, but shall be required to give Lessor prior written notice of, an assignment or subletting of all or a portion of the Premises to an affiliated or related company.

            b. Transfer by Lessor. Lessor's rights and obligations under this Lease may be assigned at Lessor's sole discretion.

            c. Rights of Lessor. Before entering into any assignment of this Lease or into a sublease of all or part of the Premises, Lessee shall give written notice to Lessor identifying the intended assignee or sublessee by name, address, and phone number, and specifying the terms of the intended assignment or sublease. In the event of a proposed assignment or proposed sublease, for a period of thirty (30) days after such notice is given, Lessor shall have the right by written notice to Lessee to terminate this Lease as to all or the portion of the Premises proposed to be sublet or assignment as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date of such notice is given. If Lessor so terminates this Lease, Lessor may, if it elects, enter into a new lease covering the Premises with the intended assignee or sublessee on such terms as Lessor and such person or entity may agree or enter into a new lease covering the Premises with any other person; in such event, Lessee shall not be entitled to any portion of the profit, if any, which Lessor may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Lessee shall have no further obligation to Lessor hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination.

            d. Conditions Applicable to Subletting. Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this assignment or by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. The provisions of this paragraph shall be deemed included in all subleases whether or not expressly incorporated therein.

20. SUBORDINATION. This Lease is and shall be subordinate to any ground lease or other encumbrance now of record or recorded after the date of this Lease affecting the building or property. Lessee agrees from time to time on request from Lessor to execute and deliver any documents or instruments which may be necessary or desirable to effectuate such subordination. As a condition of such subordination, Lessor agrees to use reasonable efforts to obtain and deliver to Lessee a written agreement from the ground lessor or beneficiary or holder of any such encumbrance stating that if such ground lessor, beneficiary or holder acquires title to the property or any interest therein, by foreclosure or otherwise, it will recognize and honor Lessee's rights under this Lease if:

            a. Lessee is not then in default;

            b. Lessee attorns to such ground lessor, beneficiary or holder to the extent of its interest in the property; and

            c. Lessee is occupying the Premises.

21. HAZARDOUS MATERIALS. Lessee shall comply with all laws, ordinances, rules and regulations relating to Lessee's use, storage, transportation and disposal of Hazardous Materials. For purposes of this provision the term "Hazardous Materials" shall mean and include, but not be limited to, medical waste, infectious waste, petroleum and petroleum products, substances defined as hazardous substances, hazardous materials or toxic substances in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq.; and those substances defined as hazardous wastes in Section 25117 of the California Health and Safety Code or as hazardous substances in Section 25316 of the California Health and Safety Code; and in the regulations adopted and publications promulgated pursuant to such laws. Nothing on this paragraph shall be construed, however, to impose upon Lessee any liability or responsibility for any Hazardous Materials that may at any time be present in the building or on the property by reason of any acts or omissions of Lessor or its agents, employees, contractors or invitees of any other tenant or its agents, employees, contractors and invitees or of any other person or entity whatsoever other than Lessee or its agents, employees, contractors or invitees, it being the intent of this provision that Lessee be responsible only for the proper handling and disposition of any Hazardous Materials used or handled by Lessee or its agents, employees, contractors or invitees, in the course of Lessee's use and occupancy of the Premises.

22. SIGNS AND WINDOW COVERINGS Lessor shall maintain a uniform directory and window covering system for the building. Accordingly, Lessee shall not place signs or other markings upon any externally visible parts of the Premises or remove or replace the standard window covering without Lessor's written consent. Lessor agrees to install as part of the Tenant Improvements exterior signage at the top or front of the Building and prominent interior lobby signage that complies with all laws and is reasonably satisfactory to Lessor.

23. MECHANIC'S LIENS. Lessee shall not allow any mechanic's or materialmen's liens to be filed against the Lessor's interest in the Premises or the property in connection with any work performed by Lessee or its agents or contractors. Lessor shall have the right to post any notices which it deems necessary for protection from such liens. If such liens are filed in connection with any work performed by Lessee or its agents or contractors, Lessor may pay or satisfy them, or post and obtain bonds on them, and any sums so paid will constitute additional rent immediately due and payable by Lessee. Lessee may in good faith and at Lessee's own expense contest the validity of any such asserted lien, provided that Lessee has furnished the bond required in California Civil Code Section 3143.

24. ENTRY. Lessee shall permit Lessor and its agents to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or tenants, for the purpose of inspecting the Premises, or for the purpose of maintaining the building or making repairs or alterations to any other portion of the building. Lessor may erect scaffolding or other equipment reasonably required for such work, and may post notices of nonliability. Lessor shall give the Lessee reasonable notice before entering the Premises, except that notice will not be required in the case of emergency. Lessor shall use all reasonable efforts to minimize any inconvenience to or disruption of Lessee's practice during any entry or work performed under this paragraph and shall, where possible, cause such work to be performed outside of normal business hours.

25. BUILDING AND PARKING RULES

            a. Building Rules. Lessee shall observe all building rules set forth from time to time by Lessor which in Lessor's reasonable discretion may be necessary for the safety, care and cleanliness of the property and for the promotion of energy conservation. The building rules may provide for standard hours of operation, standard days during which janitorial service will be provided, standard hours during which hearing, ventilation, and air conditioning will be provided, extra charges for off-hours utilities services and similar matters; provided, however, that nothing in this paragraph shall alter any of the provisions of paragraph 9, (Utilities and Service) of this Lease. Lessor shall not be liable to the Lessee for the violation of any such rules by any other tenants or their employees, agents, or invitees. Lessor shall enforce rules in a uniform and nondiscriminatory manner. Lessee's hours of operations are 8:15 a.m. to 5:15 p.m., Monday through Friday, except national holidays.

            b. Parking. The Lessor agrees to operate and maintain well-lit parking areas within the vicinity of the property which shall be available to Lessee's employees throughout the entire term of the Lease, including any renewal periods. Lessor reserves the right to tow automobiles improperly parked in the parking area. The use of the parking areas shall be subject to the building and parking rules described in sub-paragraph a above, which may, in Lessor's sole discretion, immediately or in the future require payment for parking spaces, and any rates charged to short-term users will be reasonably comparable to the rates prevailing from time to time in parking facilities in the vicinity of the building. Lessor shall not be responsible for or liable to Lessee for the monitoring of parking in the parking facilities or for the unavailability of parking at any particular time.

            c. Relocation of Parking Area. Lessor reserves the right to relocate all or a portion of the parking areas for the building from time to time to a reasonably comparable area, as may be required for the expansion of the building, the construction of additional improvements to the property, or any other purpose.

26. ESTOPPEL CERTIFICATE. Lessee, within ten (10) days after notice from Lessor, shall execute and deliver to Lessor in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified (and stating the modification) or stating the basis for any contention that the Lease has been breached or terminated. The certificate shall state the amount of Base Monthly Rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent and any other matter reasonably requested. Failure to deliver the certificate within the ten (10) days shall be conclusive upon Lessee for the benefit of Lessor and any successor to Lessor that this Lease is in full force and effect and has not been modified except as may be represented by Lessor.

27. COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 ("ADA"). Lessee, at its sole expense and without reimbursement from Lessor, shall comply with all requirements and regulations of the ADA or any successor statute and any statute, rule or regulation of the State of California relating to accessibility of the Premises to persons with disabilities, whether or not such compliance involves structural modifications to the Premises. Notwithstanding the preceding, Lessor shall retain responsibility for remediation of any noncompliance with the ADA discovered to have existed prior to receipt of possession of the Premises by Lessee.

28. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the term. Any holding over by Lessee after expiration or sooner termination of this Lease with the consent of Lessor shall be construed to be a tenancy from month to month at 150% of the Base Monthly Rent and 100% of Additional Services Rent in the last month of the Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, including, without limitation, those providing for Additional Rent and Rent Adjustments.

29. TENANT IMPROVEMENTS. Lessor shall contribute toward the cost of construction of improvements to the Premises ("Tenant Improvements") an amount equal to the actual cost of design and construction of the Tenant Improvements up to but not exceeding Twenty Dollars ($20.00) per rentable square foot of the Premises ("Improvement Allowance"). Lessee shall pay all costs of constructing the Improvements in excess of the Improvement Allowance. The Improvement shall be constructed in accordance with the provisions of the Work Letter Agreement set forth on Exhibit "A" hereto.

30. GENERAL PROVISIONS

      a. Attorney's Fees. (i) In the event that any party to this Agreement commences any action or proceeding against any other party by reason of any breach or alleged breach of any term or condition of this Agreement, or for the interpretation of this Agreement, or with respect to any other claim arising in any manner whatsoever out of this Agreement, the prevailing party in such an action or proceeding shall be entitled to recover its reasonable attorneys' fees (including attorneys' fees on appeal, and costs and expenses incurred in out-of-court negotiations, workouts, and/or settlements or in seeking relief from stay or otherwise seeking to protect its rights in any bankruptcy proceeding) and all reasonable costs (including costs of consultants and experts) incurred. The court shall determine the prevailing party. The term "expenses" as used herein means any expenses incurred in connection with any of the out of court or state, federal or bankruptcy proceedings referenced above, including but not limited to the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by such party.

                  (ii) In addition the prevailing party shall be entitled to its attorneys' fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

            b. Captions. The paragraph captions of this Lease are for convenience and reference only and shall not define, limit, extend or interpret the scope of this Lease or of any paragraph contained herein.

            c. Notices. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be (i) in writing and (ii) either served personally (including without limitation by Federal Express or other overnight courier) or sent by prepaid, certified mail, return receipt requested, and (iii) addressed to the other party at the address set forth below. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated upon personal service or forty-eight (48) hours after deposit in the U.S. Mail addressed as required herein.

            To the Lessor:    De Ritz, LLC
                              720 El Camino Real, Suite 101
                              Belmont, CA 94002

            With copy to:     Carr, McClellan, et al.
                              216 Park Road
                              Burlingame, CA 94010
                              Attn. Lisa H. Stalteri, Esq.

            To the Lessee:    as indicated in the Summary of Lease Terms

            d. Binding Effect. Subject to the provisions on assignment and subletting set forth in paragraph 20 (Transfer of Interest), this Lease shall inure to the benefit of and be binding upon the parties and their respective successors, assigns, heirs and representatives.

            e. Amendment. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company or pension plan lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

            f. Lessor's Liability. The term "Lessor" as used herein shall mean the Owner or owners at the time in question of the leasehold interest in the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee any unused Security Deposit held by Lessor at the time of such transfer or assignment. Upon such transfer or assignment and deliver of the Security Deposit, the Lessor shall be relieved of all liability with respect to the obligations under this Lease thereafter to be performed by the Lessor.

            g. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

            h. Termination - Effect on Subleases. The termination of this Lease shall constitute a termination of any sublease unless Lessor, at its sole option, elects to have the sublease continue.

            i. Joint and Several Liability. If more than one person or entity is named as Lessee herein, the liability of such persons or entities shall be joint and several.

            j. Waiver. No waiver by either party of any default shall constitute a waiver of any subsequent default. Any payment made by Lessee to Lessor may be accepted by Lessor even if accompanied by any conditions or statements made by Lessee, which conditions or statements shall not be binding on Lessor unless agreed to by Lessor in writing.

            k. Quiet Enjoyment. Provided Lessee performs and observes all of the terms, conditions and agreements herein contained, Lessee shall have the quiet possession of the Premises during the full term of this Lease, including any extension thereof.

            l. Auctions. No auction shall be conducted on or about the Premises.

EXHIBITS

            Exhibit "A"          Work Letter

      IN WITNESS WHEREOF, the parties have signed executed this Lease as of the date first set forth hereinabove.

LESSOR:

DE RITZ, LLC
a California limited liability company

By:   /s/ [ILLEGIBLE]
    -----------------------------
Its:  MANAGING MEMBER
    -----------------------------

LESSEE

ANTS SOFTWARE.COM,
a California corporation


By:   /s/ FREDERICK D. PETTIT
    -----------------------------
Its: President and CEO
    -----------------------------

                              EXHIBIT "B" TO LEASE

                              WORK LETTER AGREEMENT

      This Work Letter Agreement ("Work Letter") is entered into concurrently with the execution of the Lease (defined below) by and between DE RITZ, a California limited liability company ("Lessor") and ANTS SOFTWARE.COM, INC., a California Corporation ("Lessee") pursuant to and as a part of a certain OFFICE LEASE ("Lease") between Lessor and Lessee dated ______________, 1999 and the terms and provisions of the Lease are deemed incorporated herein as though fully set forth herein. In consideration of the mutual covenants contained below, Lessor and Lessee agree as follows:

      1. Definitions. For purposes of this Work Letter, (i) terms not defined in this Work Letter but defined in the Lease shall have the same meaning ascribed to such terms in the Lease and (ii) other terms used in this Work Letter shall have the meaning ascribed to such term as set forth in this paragraph 1 or elsewhere in this Work Letter.

                  a. Construction Cost. The term "Construction Cost" shall mean all the costs of constructing the Tenant Improvements, including, without limitation, Lessee's space planning and architectural fees and costs, building permit fees and plan checking fees.

                  b. Construction Drawings. The term "Construction Drawings" shall mean all space plans, working drawings and specifications for the Tenant Improvements together with amendments thereto reasonably required in order for Lessee to construct and complete the Tenant Improvements. Construction Drawings shall be based upon Preliminary Plans approved by both Lessor and Lessee. Construction Drawings shall be approved by both Lessor and Lessee by causing the approved Construction Drawings to be initialed and dated by a representative of Lessee and Lessor.

                  c. Improvement Allowance. The actual cost of constructing the Tenant Improvements, not to exceed Twenty Dollars ($20.00) per rentable square foot within the Premises.

                  d. Tenant Improvements. The term "Tenant Improvements" shall mean the improvements to the Premises which are to be constructed or installed by Lessor pursuant to the Construction Drawings. Tenant Improvements do not include personal property or trade fixtures of Lessee.

                  e. Preliminary Plans. "Preliminary Plans" shall mean the plans prepared by Lessee's Architect for the Tenant Improvements including the location and type of electrical outlets, plumbing, and special air conditioning requirements, if any.

                  f. Substantial Completion of the Premises. The term "Substantial Completion" or "Substantially Complete" shall mean that (a) with respect to the building, all of the following have occurred; (i) all of the building service systems are operational to the extent necessary to service the Premises, and (ii) Lessor has completed the Shell (as hereinafter defined).

                  g. Lessor's Schematic Plans. "Lessor's Schematic Plans" shall mean the construction drawings and plans prepared by Lessor with regards to the building.

      2. Condition of Premises Prior to Tenant Improvements. Prior to construction or installation of the Tenant Improvements, the Premises shall, at Lessor's cost, be in put in "shell" condition with utilities "roughed in" as follows (collectively, the "Shell"):

                  a. Exterior walls; roof and floor - all structural and non-structural exterior walls, roof structure and finish, exterior glass, and exterior finishes, it being understood that interior finishes shall be part of the Tenant Improvements and that only metal-stud structure for interior bearing walls and for ceiling shall exist prior to Tenant Improvements. Floor shall be ready for carpet.

                  b. Ventilation - 1 - 5 ton heat pump and associated piping, diffusers, thermostat wiring and vertical ventilation shafts opening to Premises, it being understood that Lessor's obligations with respect to the foregoing shall be limited to providing HVAC unit and construction of the rated shaft to point of opening within Premises, as the actual ducting work shall be part of the Tenant Improvements, and that the heat pump shall constitute a Tenant Improvement.

                  c. Electrical - A minimum service of 150 amps and switch gear ready for distribution, it being understood that such distribution work shall be part of the Tenant Improvements.

                  d. Fire Sprinkler System - as required by code, it being understood that the drop through the ceiling shall be part of the Tenant Improvements.

                  e. Utilities -

                        (1) sewer stub to point of connection (roughed-in) to the Premises in the location dictated by location of utilities within the slab or other structural elements of the building.

                        (2) water stub to point of connection (roughed-in) to the Premises in the location dictated by location of utilities within the slab or other structural elements of the building.

                        (3) natural gas stub to point of connection (roughed-in) to the Premises in the location dictated by location of utilities within the slab or other structural elements of the building.

                        (4) Telephone service in telephone closet within building, it being understood that Tenant Improvements shall include all wiring, conduits, cabinets, equipment and outlets from telephone closet to and within Premises.

                        (5) 50 pair feeder cable to support equipment lines

                  f. Signage - conduit and "J" boxes for any exterior signage to sign locations designated on Lessor's Schematic Plans.

      3. Tenant Improvements To Be Performed by Lessor. Lessor agrees to construct the Tenant Improvements.

                  a. Preliminary Plans. Within forty-eight (48) hours after the Lease has been executed by Lessor and Lessee, Lessee shall deliver to Lessor's architect as identified by Lessor a space plan from which Lessor's architect shall prepare Preliminary Plans. Lessee shall promptly supply Lessor's architect with any supplemental information requested by Lessor's architect for purposes of preparing the Preliminary Plans or other Construction Drawings. Subject to Lessee's compliance with this paragraph, within ________________ (___) business days of mutual execution of the Lease, Lessor shall deliver to Lessee Preliminary Plans for approval, disapproval or conditional approval by Lessee. The Preliminary Plans shall be accompanied by an estimated construction budget. Lessee shall notify Lessor of such approval, disapproval or conditional approval within five (5) business days after receipt by Lessee. The foregoing procedure shall be repeated until agreement has been reached by Lessor and Lessee with respect to the Preliminary Plans.

                  b. Construction Drawings. Lessee shall develop drawings sufficient for construction of the Tenant Improvements and shall submit the proposed Construction Drawings to Lessor for its reasonable approval. The proposed Construction Drawings shall be consistent with the overall design of the building. Lessor shall deliver to Lessee its written approval or disapproval of the Construction Drawings within three (3) business days after receipt. If Lessor fails to give notice of approval or disapproval within said period, the proposed Construction Drawings shall be deemed approved. If Lessor disapproves of the proposed Construction Drawings, Lessor's notice of disapproval shall describe with particularity the reasons for such disapproval so that Lessee's architect can respond. If Lessor disapproves the proposed Construction Drawings as aforesaid, Lessee shall promptly thereafter deliver its response to Lessor. Lessor and Lessee shall work with Lessee's Architect, engineers and construction consultants until the proposed Construction Drawings are approved by Lessor and Lessee.

            Except to the extent required by code or direction of a regulatory agency, approved Construction Drawings shall not be changed without the prior written consent of Lessor and Lessee.

            Lessee shall submit the Construction Drawings to all governmental agencies and authorities whose review and/or approval thereof is required and shall process such submittals until all permits, consents and approvals, and temporary and final occupancy permits, except specialty permits as may apply under applicable laws, ordinances, codes, rules and regulations are obtained or denied.

            Upon approval of the proposed Construction Drawings by Lessor and Lessee and receipt of all necessary governmental permits and other required approvals, Lessee shall commence construction of and diligently pursue the completion of the Tenant Improvements substantially in compliance with the Construction Drawings and this Work Letter.

      4. Consents/Approvals/Cooperation. Except as specifically provided elsewhere in this Work Letter, whenever any party to this Work Letter is required to provide any approval or consent, such approval or consent shall not be unreasonably withheld or delayed. The parties to this Work Letter agree to cooperate as may be necessary in carrying out this Work Letter. Except as otherwise provided herein, any disputes pertaining to the approval of Preliminary Plans or Construction Drawings or whether any work conforms to the Construction which disputes cannot be resolved by the parties within three (3) business days, shall be, upon written demand by a party, conclusively resolved by an independent architect or project manager selected by the demanding party from the list of independent architects or project managers attached hereto as
Schedule I (the "Arbitrator"). The decision of the Arbitrator shall be binding on Lessor and Lessee as to the matters set forth above.

      5. Construction Costs. Lessor shall pay to Lessor's architect, contractor or other contractors and material suppliers performing the Tenant Improvements or plans therefor, Construction Costs up to the amount of the Improvement Allowance. All Construction Costs in excess of the Improvement Allowance shall be paid by Lessee to Lessor within three (3) business days of written demand by Lessor. Based upon an estimated construction budget prepared by Lessor's contractor, prior to commencement of construction of the Tenant Improvements, Lessor shall demand from Lessee, and Lessee shall pay to Lessor within three (3) business days of written demand, the estimated Construction Costs in excess of the Improvement Allowance.

      6. IN WITNESS WHEREOF, Lessor and Lessee have executed this Work Letter as of the date set forth below.

Lessor:

DE RITZ a California limited liability company

By:  /s/ [ILLEGIBLE]                                     Date:   12/14/99
     ---------------------------------                         -----------------
Its: MANAGING MEMBER
     ---------------------------------


Lessee:

ANTS SOFTWARE.COM
a Nevada corporation

By:  /s/ Frederick D. Pettit                             Date:   12/14/99
     ---------------------------------                         -----------------
Its: President & CEO
     ---------------------------------

                                   SCHEDULE I

                                  (Arbitrators)